                                                                     EXHIBIT 4.7

[Translation]

                Agreement on Agreed Termination of Lease Contract
                                                                   July 24, 2001

   Lessee:
        Name:     Koji Yamamoto
                  Representative Director
                  Crayfish Co., Ltd.
                  (Corporate Seal)
        Address:  7-1, Nishi-Shinjuku 3-chome,
                  Shinjuku-ku, Tokyo

   Lessor:

                  Yasuhiro Mohri
                  Director
                  Media Sales Department
                  Kohgin Lease Kabushiki Kaisha
                  (Corporate Seal impressed)
                  3-19, Kyobashi 2-chome,
                  Chuo-ku, Tokyo

Lessee and Lessor hereby enter into a agreement on agreed termination of lease contract (the "Contract") as below: In witness of the conclusion of this Contract, Lessee and Lessor have executed this Contract in duplicate, with each copy being retained by Lessee and Lessor, respectively.

Article 1. Lessee and Lessor agreed to terminate the lease contract stated in
(1) of Schedule on the date stated in (2)

Article 2. Lessee shall pay to Lessor the termination fee as stated in (3) of Schedule.

Article 3. Lessee shall return the objects for lease stated in (4) of Schedule to the designated place upon Lessor's request on the date stated in (2) of Schedule and bear any and all expenses required for the return thereof.
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Article 4. The join surety shall approve this Contract and, jointly with Lessee, guarantee the fulfillment of any and all obligations for which Lessee may be liable to Lessor under this Contract.

Article 5. The special clauses stated in (5) of Schedule shall be applicable in preference to the other provisions hereof. Any agreement different from that in this Contract shall not take effect unless such agreement is stated in the column for special clauses in (5) of Schedule or otherwise agreed upon in writing between Lessee and Lessor.

(Schedule)
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
(1)     Description of       Effective date: July 12, 2000                                 Contract Name: Lease Contract
        Contract             Contract No.: 00-154435-00-00-0
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(2)     Date of              July 24, 2001
        Termination
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(3)     Termination fee      Due amount                         Consumption tax            Due amount
                                                                                           including tax
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                             Y2,410,000,000-                    Y120,500,000-              Y2,530,500,500-
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        Date and method      July 24, 2001
        of payment           To be appropriated by the disposal fee of the objects stated in (4) of Schedule.
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(4)     Objects for          Objects No.:
        lease                Model:

                             Name of manufacturer:
                             Place for installation:

                             Machine No.:

                             Description of objects:            As stated in List of Objects for Lease.

                             Quantity:
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(5)     Special clause       Lessee and Lessor shall enter into a sales contract, which Contract No.
                             00-154435-00-00-00 dated on July 24, 2001 with respect to the objects stated in
                             (4) of Schedule.
                             Lessor shall appropriate the amount of sales received from Lessee under the sales contract between Lessee and Lessor thereof.
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

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